Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com

Almost Family Reports First Quarter 2009 Results

First Quarter Highlights:

•	Net service revenues increased 77% to $69.2 million
•	Visiting Nurse (VN) segment net revenues rose 97% to $58.7 million
•	Net income increased 118% to $5.6 million
•	Diluted EPS increased 55% to $0.68 per share on 45% more shares outstanding

Louisville, KY, May 6, 2009 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing services, announced today its financial results for the three months ended March 31, 2009.

William Yarmuth, Chief Executive Officer, commented, “We’re very pleased to kick 2009 off with such a great start. The strength of our strategic plan continues to be evident in our performance. Our investment in our Senior Advocacy mission which includes improved clinical programs and a commitment to credentialing our care giving staff combined with our investment in the expansion of our marketing staff and efforts have led us to another quarter of double-digit organic admissions growth. Additionally, our disciplined operating model enables us to generate consistently strong returns for our shareholders. We plan to continue our efforts to build on these great results over the balance of the year.”

First Quarter Financial Results

Almost Family reported first quarter 2009 net service revenues of $69.2 million, a 77% increase from $39.0 million in the first quarter of 2008. Net income for the first quarter of 2009 increased to 8.1% of net service revenues versus 6.6% for the first quarter of 2008.

Net income for the first quarter of 2009 was $5.6 million, or $0.68 per diluted share, compared to $2.5 million, or $0.44 per diluted share, in the first quarter of 2008. The weighted average shares outstanding for purposes of calculating diluted earnings per share increased 45% between periods.

First Quarter Segment Results

Net revenues in the Visiting Nurse segment for the first quarter of 2009 were $58.7 million, a 97% increase from $29.8 million in the first quarter of 2008. The total revenue growth of $28.9 million came from a 41% organic growth rate plus $16.9 million from acquired operations.

Almost Family Reports First Quarter 2009 Results
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Operating income before corporate expense in the VN segment for the first quarter 2009 was $12.1 million, a 123% increase from $5.5 million in the first quarter of 2008.

Net revenues in the Personal Care (PC) segment for the first quarter of 2009 were $10.4 million, a 14% increase from $9.2 million in the first quarter of 2008. Operating income before unallocated corporate expense in the PC segment for the first quarter of 2009 was $1.1 million, a 51% increase from $742,000 in the first quarter of 2008.

Conference Call

A conference call to review the results will begin at 11:00 a.m. ET on May 6, 2009, and will be hosted by William Yarmuth, Chief Executive Officer, and Steve Guenthner, Chief Financial Officer. To participate in the conference call, please dial 1-877-407-0789 (USA) or 1-201-689-8562 (International). In addition, a dial-up replay of the conference call will be available beginning May 6, 2009 at 2:00 p.m. ET and ending on May 20, 2009. The replay telephone number is 1-877-660-6853 (USA) or 1-201-612-7415 (International). Account Number: 3055 and Passcode: 321923.

A live Web cast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.almostfamily.com. A Web cast replay can be accessed on the corporate Web site beginning May 6, 2009 at approximately 2:00 p.m. ET and will remain available until June 6, 2009.

Almost Family Reports First Quarter 2009 Results
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ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three months ended March 31,
	2009	2008
Net service revenues	$69,195,174	$39,026,953
Cost of service revenue	32,387,080	18,622,074
Gross margin	36,808,094	20,404,879
General and administrative expenses:
Salaries and benefits	19,048,360	10,552,408
Other	8,175,033	5,403,525
Total general and administrative expenses	27,223,393	15,955,933
Operating income	9,584,701	4,448,946
Interest expense, net	(312,962)	(208,001)
Income from continuing operations before income taxes	9,271,739	4,240,945
Income tax expense	(3,668,129)	(1,666,335)
Net income from continuing operations	5,603,610	2,574,610
Discontinued operations, net of tax benefits of $5,624 and $28,283	(8,686)	(43,684)
Net income	$5,594,924	$2,530,926

Per share amounts-basic:
Average shares outstanding	8,151,826	5,541,599
Income from continuing operations	$0.69	$0.46
Loss from discontinued operations	-	(0.01)
Net income	$0.69	0.45

Per share amounts-diluted:
Average shares outstanding	8,281,128	5,699,506
Income from continuing operations	$0.68	$0.45
Loss from discontinued operations	-	(0.01)
Net income	$0.68	$0.44

Almost Family Reports First Quarter 2009 Results
Page 4	May 6, 2009

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

ASSETS	March 31, 2009 (UNAUDITED)	December 31, 2008
CURRENT ASSETS:
Cash and cash equivalents	$144,785	$1,301,178
Accounts receivable – net	36,388,460	34,760,021
Prepaid expenses and other current assets	2,381,416	3,113,737
Deferred tax assets	4,906,374	4,437,979
TOTAL CURRENT ASSETS	43,821,035	43,612,915

PROPERTY AND EQUIPMENT – NET	3,948,016	4,199,067

GOODWILL	92,202,370	92,170,091

OTHER INTANGIBLE ASSETS	16,634,634	16,715,369

DEFERRED TAX ASSETS	3,359,940	3,576,275

OTHER ASSETS	534,231	518,317
	$160,500,226	$160,792,034

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,663,851	$5,320,763
Accrued other liabilities	19,452,449	22,436,430
Current portion – capital leases and notes payable	4,710,876	4,774,249
Current deferred tax liabilities	5,339,989	4,792,091
TOTAL CURRENT LIABILITIES	33,167,165	37,323,533

LONG-TERM LIABILITIES:
Revolving credit facility	21,950,927	23,998,428
Capital lease obligations	-	111,002
Notes payable	3,100,000	3,100,000
Other liabilities	1,334,776	1,476,843
TOTAL LONG-TERM LIABILITIES	26,385,703	28,686,273
TOTAL LIABILITIES	59,552,868	66,009,806

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.05; authorized 2,000,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized 25,000,000 shares; 8,175,473 and 8,136,723 issued and outstanding	817,547	813,672
Additional paid-in capital	65,502,004	64,935,673
Retained earnings	34,627,807	29,032,883
TOTAL STOCKHOLDERS’ EQUITY	100,947,358	94,782,228
	$160,500,226	$160,792,034

Almost Family Reports First Quarter 2009 Results
Page 5	May 6, 2009

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended March 31,
	2009	2008
Cash flows from operating activities:
Net income	$5,594,924	$2,530,926
Loss from discontinued operations	(8,686)	(43,684)
Income from continuing operations	5,603,610	2,574,610
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	528,378	305,882
Provision for uncollectible accounts	742,778	675,964
Stock-based compensation	329,326	126,042
Deferred income taxes	295,838	364,000
	7,499,930	4,046,498
Change in certain net current assets, net of the effects of acquisitions:
(Increase) decrease in:
Accounts receivable	(2,371,217)	(5,813,894)
Prepaid expenses and other current assets	732,322	167,536
Other assets	(15,914)	(615)
Decrease in:
Accounts payable and accrued expenses	(1,957,959)	(1,852,734)
Net cash provided by (used in) operating activities	3,887,162	(3,453,209)

Cash flows from investing activities:
Capital expenditures	(201,592)	(91,267)
Acquisitions, net of cash acquired	(2,852,279)	(14,380,170)
Net cash used in investing activities	(3,053,871)	(14,471,437)

Cash flows from financing activities:
Net revolving credit facility borrowings (repayments)	(2,047,502)	17,827,817
Proceeds from stock option exercises	35,600	-
Tax benefit from non-qualified stock option exercises	205,279	-
Principal payments on capital leases and notes payable	(174,375)	(27,600)
Net cash provided by (used in) financing activities	(1,980,998)	17,800,217

Cash flows from discontinued operations:
Operating activities	(8,686)	(43,684)
Investing activities	-	-
Financing activities	-	-
Net cash used in discontinued operations	(8,686)	(43,684)

Net decrease in cash and cash equivalents	(1,156,393)	(168,113)
Cash and cash equivalents at beginning of period	1,301,178	473,222
Cash and cash equivalents at end of period	$144,785	$305,109

Summary of non-cash investing and financing activities:
Acquisitions funded by notes payable	$-	$3,000,000
Acquisitions funded by stock	$-	$1,000,000

Almost Family Reports First Quarter 2009 Results
Page 6	May 6, 2009

ALMOST FAMILY, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

	Three months ended March 31,
	2009		2008		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$58,747,796	84.9%	$29,838,258	76.5%	$28,909,538	96.9%
Personal Care	10,447,378	15.1%	9,188,695	23.5%	1,258,683	13.7%
	$69,195,174	100.0%	$39,026,953	100.0%	$30,168,221	77.3%
Operating income:
Visiting Nurse	$12,152,032	20.7%	$5,454,669	18.3%	$6,697,363	122.8%
Personal Care	1,120,298	10.7%	741,494	8.1%	378,804	51.1%
	13,272,330	19.2%	6,196,163	15.9%	7,076,167	114.2%
Operating income before unallocated corporate expense	3,687,629	5.3%	1,747,217	4.5%	1,940,412	111.1%
Operating income	9,584,701	13.9%	4,448,946	11.4%	5,135,755	115.4%
Interest expense, net	312,962	0.5%	208,001	0.5%	104,961	50.5%
Income tax	3,668,129	5.3%	1,666,335	4.3%	2,001,794	120.1%
Net income from continuing operations	$5,603,610	8.1%	$2,574,610	6.6%	$3,029,000	117.6%

EBITDA from continuing operations	$10,442,405	15.1%	$4,880,870	12.5%	$5,561,536	113.9%

Almost Family Reports First Quarter 2009 Results
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ALMOST FAMILY, INC. AND SUBSIDIARIES

VISITING NURSE (VN) SEGMENT-OPERATING METRICS

	Three months ended March 31,
	2009	2008	Change
	Amount	Amount	Amount	%
Average number of locations	74	55	19	35%

All payors:
Admissions	12,718	8,410	4,308	51.2%
Billable visits	371,451	187,340	184,111	98.3%

Medicare statistics:
Revenue	$52,197,746	$27,969,326	$24,228,419	86.6%
Percentage of total revenues	88.9%	93.7%
Billable visits	314,737	170,405	144,332	84.7%
Admissions	11,535	7,585	3,950	52.1%
Episodes started	18,103	10,354	7,750	74.8%

Revenue per completed episode	$3,173	$3,116	$57	1.8%
Visits per episode	17.3	17.0	0.3	2.1%

ALMOST FAMILY, INC. AND SUBSIDIARIES

PERSONAL CARE (PC) SEGMENT-OPERATING METRICS

	Three months ended March 31,
	2009	2008	Change
	Amount	Amount	Amount	%
Average number of locations	23	23	-	-

Admissions	909	880	29	3.3%
Patient days of care	165,150	133,342	31,808	23.9%
Billable hours	595,821	516,288	79,533	15.4%

Revenue per billable hour	$17.53	$17.80	$(0.26)	-1.5%

Non-GAAP Financial Measure

The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

Almost Family Reports First Quarter 2009 Results
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EBITDA:

EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of Continuing Operations Net Income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF EBITDA

RECONCILIATION OF EBITDA:	Three months ended March 30,
	2009	2008
Net income from continuing operations	$5,603,610	$2,574,610

Add back:
Interest expense	312,962	208,001
Income taxes	3,668,129	1,666,335
Depreciation and amortization	528,378	305,882
Amortization of stock-based compensation	329,326	126,042
Earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations	$10,442,405	$4,880,870

About Almost Family

Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Kentucky, Connecticut, New Jersey, Ohio, Massachusetts, Alabama, Missouri, Illinois, Pennsylvania, and Indiana (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment. Altogether, Almost Family operates over 90 branch locations in 11 U.S. states.

Forward Looking Statements

All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe,"   "estimate,"   "project," "anticipate,"   "continue,"   or   similar terms,  variations of those terms or the

Almost Family Reports First Quarter 2009 Results
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negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2008, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.